Exhibit 99.1

Longeveron Appoints Lisa Locklear as Chief Financial Officer

MIAMI, FL, July 20, 2023 (GLOBE NEWSWIRE) -- Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing cellular therapies for life-threatening and chronic aging-related conditions, announced today the appointment of Lisa Locklear as Executive Vice President and Chief Financial Officer. Ms. Locklear is an accomplished leader with global business experience, and is a respected finance professional in the biopharmaceutical industry. The appointment is effective as of July 31, 2023.

“Lisa brings to Longeveron keen strategic perspective and expansive industry knowledge, and her financial leadership ability will be vital as we continue advancing our innovative cellular therapy assets toward important milestones,” said Wa’el Hashad, Longeveron CEO. “We are excited to welcome Lisa to our executive leadership team.”

“I am intrigued by the potential of Lomecel-B™ in therapeutic areas in critical need of innovation such as hypoplastic left heart syndrome, and thrilled to be joining Longeveron at this pivotal moment,” said Ms. Locklear. “I am eager to collaborate with Wa’el, my colleagues on our leadership team, and our Board of Directors to establish a strong financial foundation for Longeveron and help realize this asset’s full potential.”

Ms. Locklear joins Longeveron from Avanir Pharmaceuticals, a subsidiary of Otsuka, where she served as Senior Vice President and CFO. During her time at Avanir, Ms. Locklear was instrumental in enhancing the financial and technology related processes, systems, and people during a period of rapid growth. Prior to Avanir, she held senior financial roles at GSN Games, CoreLogic, Ingram Micro, the Walt Disney Company, and Price Waterhouse (now PwC), with assignments in Paris and London. Ms. Locklear has been recognized by the Healthcare Businesswomen’s Association with the Luminary award, an honor that underscores her dedication to fostering the growth of other women’s careers and her unwavering commitment to the healthcare industry. In addition to her professional career, Ms. Locklear serves on several philanthropic boards. She currently chairs the Board of Governors for the Gemological Institute of America (GIA), and serves on the boards of the Pacific Marine Mammal Center and the Orange County United Way, and is a member of the National Association of Corporate Directors (NACD). Ms. Locklear holds a B.S. in plant science from the University of California, Davis, and an MBA from the University of California, Irvine. She is a licensed CPA (inactive), and is a member of the American Institute of Certified Public Accountants, California Society of CPAs, and Financial Executives International.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is Lomecel-B™ an allogeneic medicinal signaling cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Lomecel-B™ has multiple mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently advancing Lomecel-B™ through clinical trials in three indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s Disease, and Aging-Related Frailty. Additional information about the Company is available at www.longeveron.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, statements about the ability of Longeveron’s clinical trials to demonstrate safety and efficacy of the Company’s product candidates, and other positive results; the timing and focus of the Company’s ongoing and future preclinical studies and clinical trials and the reporting of data from those studies and trials; the size of the market opportunity for the Company’s product candidates, including its estimates of the number of patients who suffer from the diseases being targeted; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of the Company’s product candidates; the Company’s ability to obtain and maintain regulatory approval of its product candidates in the U.S., Japan and other jurisdictions; the Company’s plans relating to the further development of its product candidates, including additional disease states or indications it may pursue; the Company’s plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and its ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and the Company’s ability to attract and retain such personnel; the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; the Company’s need to raise additional capital, and the difficulties it may face in obtaining access to capital, and the dilutive impact it may have on its investors; the Company’s financial performance, and the period over which it estimates its existing cash and cash equivalents will be sufficient to fund its future operating expenses and capital expenditure requirements. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact

Mike Moyer

LifeSci Advisors

Tel: 617-308-4306

Email: mmoyer@lifesciadvisors.com